Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Stock Option and Incentive Plan of Cognex Corporation of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Cognex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Boston, Massachusetts
April 18, 2008